EXHIBIT 99.2

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – ADJUSTED FOR RECLASSIFICATIONS

(Unaudited)

(in millions)

	Predecessor				Successor
	Twelve months ended December 31, 2006	Three months ended March 31, 2007	Three months ended June 30, 2007	Period from July 1 through September 24, 2007	Period from September 25 through September 30, 2007	Three months ended December 31, 2007
Revenues:
Transaction and processing service fees:
Merchant related services	$2,345.1	$568.8	$646.7	$618.1	$42.6	$648.4
Check services	353.6	96.1	107.6	100.4	6.7	106.9
Card services	1,767.1	461.1	482.0	468.8	35.2	535.5
Other services	571.8	141.7	141.5	133.1	11.3	166.7
Investment income, net	(128.6)	(30.3)	(7.5)	(29.1)	(0.8)	(7.4)
Product sales and other	699.8	188.0	199.5	228.9	12.0	211.0
Reimbursable debit network fees, postage and other	1,467.6	410.9	430.9	415.7	28.3	482.1

	7,076.4	1,836.3	2,000.7	1,935.9	135.3	2,143.2

Expenses:
Cost of services (exclusive of items shown below)	2,493.3	691.4	720.3	795.6	48.4	741.9
Cost of products sold	281.0	66.7	72.9	69.6	4.9	82.4
Selling, general and administrative	1,129.3	294.8	330.9	433.1	24.9	343.0
Reimbursable debit network fees, postage and other	1,467.6	410.9	430.9	415.7	28.3	482.1
Depreciation and amortization	619.7	158.8	162.2	155.4	20.8	347.0
Other expenses
Restructuring, net	24.0	2.0	5.9	—	—	(0.2)
Impairments	16.1	16.3	—	4.3	—	—
Litigation and regulatory settlements	(34.8)	—	5.0	(2.5)	—	—
Other	(0.3)	—	(7.7)	—	—	—

	5,995.9	1,640.9	1,720.4	1,871.2	127.3	1,996.2

Operating profit	1,080.5	195.4	280.3	64.7	8.0	147.0

Interest income	55.5	8.0	12.9	9.9	3.6	14.3
Interest expense	(248.0)	(34.5)	(35.9)	(33.2)	(34.6)	(550.1)
Other income (expense)	22.6	1.0	2.4	1.5	(27.7)	(46.3)

	(169.9)	(25.5)	(20.6)	(21.8)	(58.7)	(582.1)

Income (loss) before income taxes, minority interest, equity earnings in affiliates and discontinued operations	910.6	169.9	259.7	42.9	(50.7)	(435.1)
Income tax expense (benefit)	203.7	37.4	70.2	18.2	(21.2)	(154.9)
Minority interest	(142.3)	(29.1)	(40.0)	(36.2)	(2.5)	(36.5)
Equity earnings in affiliates	283.1	68.3	79.4	75.3	3.3	43.5

Income (loss) from continuing operations	847.7	171.7	228.9	63.8	(28.7)	(273.2)
Income (loss) from discontinued operations, net of taxes of $360.0, $(4.1), $0, $7.1, $0 and $0, respectively	665.7	3.5	—	(7.1)	—	—

Net (loss) income	$1,513.4	$175.2	$228.9	$56.7	$(28.7)	$(273.2)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA – ADJUSTED FOR SEGMENT REALIGNMENT

(Unaudited)

(in millions)

	Predecessor				Successor
	Twelve Months ended December 31, 2006	Three Months ended March 31, 2007	Three Months ended June 30, 2007	Period from July 1 through September 24, 2007	Period from September 25 through September 30, 2007	Three Months ended December 31, 2007
Revenues:
Merchant Services	$3,443.0	$845.0	$953.2	$907.0	$61.3	$976.0
Financial Services	2,670.8	695.4	714.0	690.8	46.8	733.3
International	1,258.3	360.7	395.0	387.0	29.2	467.6
Prepaid Services	191.4	46.1	47.1	44.8	5.2	71.6
Integrated Payment Systems	71.0	18.8	39.8	12.9	2.0	32.3

Subtotal segment revenues	7,634.5	1,966.0	2,149.1	2,042.5	144.5	2,280.8
All Other and Corporate	125.6	35.5	28.5	58.5	1.8	42.6

	7,760.1	2,001.5	2,177.6	2,101.0	146.3	2,323.4

Adjustment for items included in segment and All Other and Corporate revenues:
Equity earnings in affiliates	(313.6)	(77.0)	(88.1)	(83.5)	(5.3)	(100.4)
Eliminations	(370.1)	(88.2)	(88.8)	(81.6)	(5.7)	(79.8)

Consolidated revenue	$7,076.4	$1,836.3	$2,000.7	$1,935.9	$135.3	$2,143.2

Operating profit:
Merchant Services	$978.2	$195.1	$261.1	$257.1	$10.1	$90.8
Financial Services	567.2	144.9	153.0	138.8	4.8	96.6
International	153.5	34.2	34.8	29.3	2.8	46.3
Prepaid Services	37.3	9.1	6.7	8.4	0.2	13.0
Integrated Payment Systems	12.1	3.0	25.3	1.8	1.2	20.1

Subtotal segment operating profit	1,748.3	386.3	480.9	435.4	19.1	266.8
All Other and Corporate	(272.6)	(72.6)	(97.0)	(276.0)	(6.4)	(61.2)

	1,475.7	313.7	383.9	159.4	12.7	205.6

Adjustment for items included in segment and All Other and Corporate operating profit:
Equity earnings in affiliates	(283.1)	(68.3)	(79.4)	(75.3)	(3.3)	(43.5)
Minority interest from segment operations	138.8	29.0	40.2	37.1	2.5	36.5
Eliminations	(245.9)	(60.7)	(61.2)	(54.7)	(3.9)	(51.8)
Interest expense	(248.0)	(34.5)	(35.9)	(33.2)	(34.6)	(550.1)
Interest income	55.5	8.0	12.9	9.9	3.6	14.3
Items excluded from segment operations	17.6	(17.3)	(0.8)	(0.3)	(27.7)	(46.1)

Income (loss) before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$910.6	$169.9	$259.7	$42.9	$(50.7)	$(435.1)

FIRST DATA CORPORATION

HISTORICAL KEY INDICATORS - ADJUSTED FOR SEGMENT REALIGNMENT

(Unaudited)

(in millions)

	Predecessor				Successor
	Twelve months ended December 31, 2006	Three months ended March 31, 2007	Three months ended June 30, 2007	Period from July 1 through September 24, 2007	Period from September 25 through September 30, 2007	Three months ended December 31, 2007
Merchant Services
Domestic Merchant Transactions (a)	22,626.0	5,778.3	6,346.4	6,062.0	419.9	6,752.4
Financial Services
Domestic Debit Issuer Transactions (b)	10,572.4	2,747.4	2,985.4	2,777.4	191.3	2,949.9

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions, and processed-only or gateway customer transactions at the point of sale.

(b)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.